POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Daniel J. Cabo, Jr., Richard Kolodziejcyk, Bruce Wesson and Dennis Peterson, signing singly, the undersigned's true and lawful attorney-in-fact to:

       (1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or 10% stockholder of Acura Pharmaceuticals, Inc. (the "Company"), and/or as the general partner of Care Capital Investments II, L.P. ("CCI") and/or Care Capital Offshore Investments II, L.P. ("CCO"), on their own behalf or as members of the Company, any and all Forms 3, 4, and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder; any and all Schedules 13D or 13G, and any amendments thereto, in accordance with Section 13(d) of the Exchange Act and the rules thereunder; and any other forms, registration statements, filings, reports, or schedules, including all amendments thereto, as may be required under the Exchange Act or the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder;

       (2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13D or 13G, or other forms, registration statements, filings, reports, or schedules; complete and execute any amendment or amendments thereto; and timely file such document with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

       (3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including the making of any representations relating thereto on behalf of the undersigned, it being understood that the documents executed or representations made by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act or the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any forms, registration statements, filings, schedules, or reports under the Exchange Act or the Securities Act in connection with the undersigned's capacity as an officer, director and/or 10% stockholder of the Company, or as the general partner of CCI or CCO, on their own behalf or as members of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 22nd day of August, 2007.

Care Capital II, LLC, on its own behalf, and as the general partner of each of Care Capital Investments II, L.P. and Care Capital Offshore Investments II, L.P.


By: /s/ Richard J. Markham
Print Name: Richard J. Markham

/s/ Richard J. Markham
Richard J. Markham


858946/D/1
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